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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Form 8-K Current Report of W.H. Brady Co. dated April 18, 1996, of our report dated September 1, 1995, on our audits of the consolidated financial statements of Varitronic Systems, Inc. as of July 31, 1995 and 1994, and for the years ended July 31, 1995, 1994, and 1993, which report is incorporated by reference in the Annual Report on Form 10-K of Varitronic System, Inc. for the year ended July 31, 1995.



                                         /s/  Coopers & Lybrand L.L.P.
                                    --------------------------------------------


Minneapolis, Minnesota
April 18, 1996